Exhibit 99.3
© CTO Realty Growth, Inc. | ctoreit.com Ashley Park Atlanta, GA Supplemental Reporting Information Q1 2025

© CTO Realty Growth, Inc. | ctoreit.com 2 Table of Contents First Quarter 2025 Earnings Release 4 Key Financial Information ▪ Consolidated Balance Sheets 1 3 ▪ Consolidated Statements of Operations 1 4 ▪ Non -GAAP Financial Measures 1 5 Capitalization & Dividends 1 8 Summary of Debt 1 9 Debt Maturity Schedule 2 0 Year -to -Date Investment Activity 2 1 Real Estate Portfolio Capital Investments 2 2 Real Estate Portfolio Summary 2 3 Real Estate Portfolio Detail 2 4 Leasing Summary 2 6 Deleted row for

© CTO Realty Growth, Inc. | ctoreit.com 3 Table of Contents Comparable Leasing Summary 27 Same-Property NOI 28 Lease Expiration Schedule 29 Top Tenant Summary 31 Geographic Diversification 32 Other Assets 33 2025 Guidance 34 Contact Information & Research Coverage 35 Safe Harbor, Non-GAAP Financial Measures, and Definitions and Terms 36

Page 4 DRAFT Press Release FIRST 2024 OPERATING RESULTS FOR IMMEDIATE RELEASE CTO REALTY GROWTH REPORTS FIRST QUARTER 2025 OPERATING RESULTS – Acquired one property for $79.8 million – – Signed comparable leases on 109,000 square feet for growth of 37.2% – – Current signed-not-open pipeline of $4.0 million – WINTER PARK, FL – May 1, 2025 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”), an owner and operator of retail-based properties located primarily in higher-growth markets, today announced its operating and financial results for the quarter ended March 31, 2025. First Quarter 2025 Highlights ▪ Net Income attributable to common stockholders of $0.01 per diluted share. ▪ Core Funds from Operations (“FFO”) attributable to common stockholders, of $0.46 per diluted share. ▪ Adjusted Funds from Operations (“AFFO”) attributable to common stockholders of $0.49 per diluted share. ▪ Same-Property NOI totaled $17.1 million, an increase of 2.4% from the comparable prior period. ▪ Current signed-not-open pipeline represents $4.0 million, or 4.0%, of annual cash base rent in place as of March 31, 2025. ▪ Signed 109,000 square feet of comparable leases at a positive cash rent spread of 37.2%. ▪ Reaffirmed full year Core FFO and AFFO guidance per diluted share attributable to common stockholders. ▪ Acquired one property for $79.8 million at an initial cash cap rate near the high end of the Company’s current guidance range for initial cash yields. ▪ Liquidity of $138.4 million as of March 31, 2025. “We continued to execute our strategy and produced strong results across our platform to start the year,” stated John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “We acquired Ashley Park, a 559,000-square-foot, lifestyle center located in the Newnan submarket of Atlanta, Georgia for a purchase price of $79.8 million at a going in yield that was at the high end of our guidance. Additionally, our operating fundamentals remain strong as evidenced by our leasing spreads and pipeline.”

Quarterly Financial Results Highlights

The table below provides a summary of the Company's operating results for the three months ended March 31, 2025, as compared to the three months ended March 31, 2024:

	Three Months Ended							
(in thousands, except per share data)		March 31, 2025		March 31, 2024		Variance to Comparable Period in the Prior Year		
Net Income Attributable to the Company	$	2,261	$	5,842	$	(3,581)	(61.3)%
Net Income Attributable to Common Stockholders	$	383	$	4,655	$	(4,272)	(91.8)%
Net Income Attributable to Common Stockholders per Common Share - Diluted (1)	$	0.01	$	0.20	$	(0.19)	(95.0)%
Core FFO Attributable to Common Stockholders (2)	$	14,445	$	10,737	$	3,708	34.5%
Core FFO Attributable to Common Stockholders per Common Share - Diluted (2)	$	0.46	$	0.48	$	(0.02)	(4.2)%
AFFO Attributable to Common Stockholders (2)	$	15,521	$	11,648	$	3,873	33.3%
AFFO Attributable to Common Stockholders per Common Share - Diluted (2)	$	0.49	$	0.52	$	(0.03)	(5.8)%
Dividends Declared and Paid - Preferred Stock	$	0.40	$	0.40	$	—	0.0%
Dividends Declared and Paid - Common Stock	$	0.38	$	0.38	$	—	0.0%

(1) For the three months ended March 31, 2025, the denominator for this measure excludes the impact of 3.8 million shares, related to the Company's adoption of ASU 2020-06, which requires presentation on an if-converted basis for the Company's 2025 Convertible Senior Notes, as the impact would be anti-dilutive. For the three months ended March 31, 2024, the denominator for this measure includes the impact of 3.5 million shares, as the impact was dilutive for the period.

(2) See the "Non-GAAP Financial Measures" section and tables at the end of this press release for a discussion and reconciliation of Net Income Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO Attributable to Common Stockholders per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO Attributable to Common Stockholders per Common Share - Diluted, AFFO Attributable to Common Stockholders, and AFFO Attributable to Common Stockholders per Common Share - Diluted. Further, the weighted average shares used to compute per share amounts for Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Convertible Senior Notes.

Investments

During the three months ended March 31, 2025, the Company acquired Ashley Park, a 559,000-square-foot, 60-acre, lifestyle center in the Newnan submarket of Atlanta, Georgia for a purchase price of $79.8 million. The purchase price represents a going-in cap rate near the high end of the Company's current guidance range for initial cash yields. Ashley Park is anchored by well-known national brands and receives over 6 million visits per year.

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Portfolio Summary

The Company's income property portfolio consisted of the following as of March 31, 2025:

Asset Type	# of Properties	Square Feet	Wtd. Avg. Remaining Lease Term
Single Tenant	6	252	4.9 years
Multi-Tenant	18	4,994	4.9 years
Total / Wtd. Avg.	24	5,246	4.9 years

Square Feet in thousands.

Property Type	# of Properties	Square Feet	% of Cash Base Rent
Retail	19	3,818	70.4%
Office	1	210	3.7%
Mixed-Use	4	1,218	25.9%
Total	24	5,246	100.0%

Square Feet in thousands.

Leased Occupancy	93.8%
Occupancy	91.0%

Same Property Net Operating Income

During the three month period ended March 31, 2025 and 2024, the Company's Same-Property NOI totaled $17.1 million and $16.7 million, respectively, as presented in the following table:

	Three Months Ended			
	March 31, 2025	March 31, 2024	Variance to Comparable Period in the Prior Year	
Single Tenant	$ 1,171	$ 1,148	$ 23	2.0%
Multi-Tenant	15,965	15,579	386	2.5%
Total	$ 17,136	$ 16,727	$ 409	2.4%

$ in thousands.

Leasing Activity

During the quarter ended March 31, 2025, the Company signed 18 leases totaling 112,585 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 17 leases totaling 109,402 square feet at an average cash base rent of $23.97 per square foot compared to a previous average cash base rent of $17.47 per square foot, representing 37.2% comparable growth.

A summary of the Company's overall leasing activity for the quarter ended March 31, 2025, is as follows:

	Square Feet	Wtd. Avg. Lease Term	Cash Rent per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	66	9.4 years	$ 22.79	$ 1,392	$ 683
Renewals & Extensions	47	4.9 years	26.05	26	23
Total / Wtd. Avg.	113	7.4 years	$ 24.14	$ 1,418	$ 706

In thousands except for per square foot and weighted average lease term data. Comparable leases compare leases signed on a space for which there was previously a tenant.

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Capital Markets and Balance Sheet

Our balance sheet as of March 31, 2025, included the following long-term debt and liquidity:

- As of March 31, 2025, the Company has $130.0 million of undrawn commitments, prior to borrowing base limitations, on our Revolving Credit Facility, and $8.4 million of cash on hand.

The following table provides a summary of the Company's long-term debt, as of March 31, 2025:

Component of Long-Term Debt		Principal	Maturity Date	Interest Rate	Wtd. Avg. Rate
2025 Convertible Senior Notes	$	51.0 million	April 2025	3.875%	3.88%
2026 Term Loan (1)		65.0 million	March 2026	SOFR + 10 bps + [1.25% - 2.20%]	2.62%
Mortgage Note (2)		17.8 million	August 2026	4.060%	4.06%
Revolving Credit Facility (3)		170.0 million	January 2027	SOFR + 10 bps + [1.25% - 2.20%]	5.59%
2027 Term Loan (4)		100.0 million	January 2027	SOFR + 10 bps + [1.25% - 2.20%]	2.70%
2028 Term Loan (5)		100.0 million	January 2028	SOFR + 10 bps + [1.20% - 2.15%]	5.08%
2029 Term Loan (6)		100.0 million	September 2029	SOFR + 0.10% + [1.20% - 2.15%]	4.58%
Total Long-Term Debt	$	603.8 million			4.35%

(1) The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 1.27% plus the 10 bps SOFR adjustment plus the applicable spread.

(2) Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas.

(3) The Company utilized interest rate swaps on $50.0 million of the Credit Facility balance to fix SOFR and achieve a fixed swap rate of 3.85% plus the 10 bps SOFR adjustment plus the applicable spread.

(4) The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap rate of 1.35% plus the 10 bps SOFR adjustment plus the applicable spread.

(5) The Company utilized interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjustment plus the applicable spread.

(6) The Company utilized interest rate swaps on the $100.0 million 2029 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.28% plus the 10 bps SOFR adjustment plus the applicable spread.

As of March 31, 2025, the Company's net debt to Pro Forma Adjusted EBITDA was 6.6 times, and as defined in the Company's credit agreement, the Company's fixed charge coverage ratio was 2.9 times. As of March 31, 2025, the Company's net debt to total enterprise value was 44.8%. The Company calculates total enterprise value as the sum of net debt, par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares.

Subsequent to March 31, 2025, on April 3, 2025 and April 4, 2025, the Company entered into two interest rate swaps to fix SOFR and achieve a fixed weighted average interest rate of 3.32% plus the SOFR adjustment of 0.10% and the applicable spread on an aggregate $100.0 million of the outstanding balance on the Company's Revolving Credit Facility. The swaps are effective April 30, 2025.

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Page 8 Subsequent to March 31, 2025, on April 3, 2025, the Company completed separate, privately-negotiated transactions with holders of $35,208,000 in an aggregate principal amount of the 2025 Notes in which the holders exchanged their 2025 Notes with the Company for an aggregate of 1,089,555 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and aggregate cash payments of $29.0 million including $0.6 million representing accrued interest. The 2025 Notes received by the Company were retired. At maturity on April 15, 2025, the Company completed the payoff of the remaining 2025 Notes in an aggregate principal amount of $15,826,000 for an aggregate cash payment of $22.0 million including $0.3 million representing accrued interest. Including the shares of Common Stock issued on April 3, 2025, the Company has 32,934,716 shares of Common Stock outstanding as of May 1, 2025. Dividends On February 20, 2025, the Company announced a cash dividend on its common stock and Series A Preferred Stock for the first quarter of 2025 of $0.38 per share and $0.40 per share, respectively, payable on March 31, 2025 to stockholders of record as of the close of business on March 13, 2025. The first quarter 2025 common stock cash dividend represented a payout ratio of 82.6% and 77.6% of the Company’s first quarter 2025 Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted, respectively. 2025 Outlook The Company has reaffirmed its Core FFO and AFFO outlook for 2025 as well as the assumptions detailed below based on current plans and assumptions. The Company’s 2025 outlook is subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company’s outlook for 2025 is as follows: Outlook Range for 2025 (Unaudited) Low High Core FFO per Common Share - Diluted (1) $ 1.80 to $ 1.86 AFFO per Common Share - Diluted (1) $ 1.93 to $ 1.98 (1) Attributable to Common Stockholders The Company’s 2025 outlook includes but is not limited to the following assumptions for the year ending December 31, 2025: ▪ Investments, including structured investments, between $100.0 million and $200.0 million at a weighted average initial cash yield between 8.0% and 8.5%. ▪ Same-Property NOI growth of approximately 1%, as compared to the year ended December 31, 2024, including the estimated impact associated with announced and anticipated store closings. ▪ General and administrative expenses within a range of $17.5 million to $18.0 million.

Page 9 The following table provides a reconciliation of the outlook range of the Company’s estimated Net Loss Attributable to the Company per Common Share – Diluted for the year ending December 31, 2025 to the Company’s estimated Core FFO Attributable to Common Stockholders per Common Share – Diluted and AFFO Attributable to Common Stockholders per Common Share – Diluted for the year ending December 31, 2025: Outlook Range for 2025 (Unaudited) Low High Net Loss Attributable to the Company per Common Share - Diluted $ (0.46) $ (0.40) Depreciation and Amortization of Real Estate 1.89 1.89 Gain on Disposition of Assets (1) - - Gain on Disposition of Other Assets(1) - - Provision for Impairment (1) - - Realized and Unrealized Loss on Investment Securities (1) 0.01 0.01 Funds from Operations, per Common Share - Diluted $ 1.44 $ 1.50 Distributions to Preferred Stockholders (0.23) (0.23) Funds From Operations Attributable to Common Stockholders per Common Share - Diluted $ 1.21 $ 1.27 Amortization of Intangibles to Lease Income (0.03) (0.03) Loss on Extinguishment of Debt 0.62 0.62 Core FFO Attributable to Common Stockholders per Common Share - Diluted $ 1.80 $ 1.86 Adjustments: Straight-Line Rent Adjustment (0.05) (0.05) Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest 0.04 0.04 Non-Cash Compensation 0.14 0.13 AFFO Attributable to Common Stockholders per Common Share - Diluted $ 1.93 $ 1.98 (1) Gain on Disposition of Assets, Gain on Disposition of Other Assets, and Provision for Impairment represents the actual adjustment for the three months ended March 31, 2025. The Company’s outlook excludes projections related to these measures. Earnings Conference Call & Webcast The Company will host a conference call to present its operating results for the quarter ended March 31, 2025, on Friday, May 2, 2025 at 9:00 AM ET. A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the registration link provided in the event details below and you will be provided with dial-in details. Event Details: Webcast: https://edge.media-server.com/mmc/p/4tgu64bi Registration: https://register-conf.media-server.com/register/BI4aedbe642bf743c8bf83e1370af52278 We encourage participants to register and dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

Page 10 About CTO Realty Growth, Inc. CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, retail-based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT. We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com. Contact: Investor Relations ir@ctoreit.com Safe Harbor Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances. Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”),

Page 11 each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma Adjusted EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above-and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities. To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct

Page 12 cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

Page 13 CTO Realty Growth, Inc. Consolidated Balance Sheets (In thousands, except share and per share data) As of (Unaudited) March 31, 2025 December 31, 2024 ASSETS Real Estate: Land, at Cost $ 283,764 $ 257,748 Building and Improvements, at Cost 764,380 720,480 Other Furnishings and Equipment, at Cost 898 883 Construction in Process, at Cost 2,968 5,091 Total Real Estate, at Cost 1,052,010 984,202 Less, Accumulated Depreciation (91,199) (82,864) Real Estate—Net 960,811 901,338 Land and Development Costs 300 300 Intangible Lease Assets—Net 88,931 79,198 Investment in Alpine Income Property Trust, Inc. 39,501 39,666 Commercial Loans and Investments 105,000 105,043 Cash and Cash Equivalents 8,428 9,017 Restricted Cash 6,936 8,344 Refundable Income Taxes 35 70 Deferred Income Taxes—Net 2,494 2,467 Other Assets 31,467 36,201 Total Assets $ 1,243,903 $ 1,181,644 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities: Accounts Payable $ 1,741 $ 3,278 Accrued and Other Liabilities 19,996 21,268 Deferred Revenue 8,699 10,183 Intangible Lease Liabilities—Net 17,368 15,124 Long-Term Debt—Net 602,216 518,993 Total Liabilities 650,020 568,846 Commitments and Contingencies Stockholders’ Equity: Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 4,713,069 shares issued and outstanding at March 31, 2025 and 4,713,069 shares issued and outstanding at December 31, 2024 47 47 Common Stock – 500,000,000 shares authorized; $0.01 par value, 31,842,732 shares issued and outstanding at March 31, 2025 and 31,673,479 shares issued and outstanding at December 31, 2024 318 317 Additional Paid-In Capital 368,000 367,828 Retained Earnings 220,272 232,089 Accumulated Other Comprehensive Income 5,246 12,517 Total Stockholders’ Equity 593,883 612,798 Total Liabilities and Stockholders’ Equity $ 1,243,903 $ 1,181,644

Page 14 CTO Realty Growth, Inc. Consolidated Statements of Operations (In thousands, except share, per share and dividend data) (Unaudited) Three Months Ended March 31, March 31, 2025 2024 Revenues Income Properties $ 31,672 $ 24,623 Management Fee Income 1,178 1,105 Interest Income From Commercial Loans and Investments 2,961 1,351 Real Estate Operations — 1,048 Total Revenues 35,811 28,127 Direct Cost of Revenues Income Properties (8,891) (6,753) Real Estate Operations — (819) Total Direct Cost of Revenues (8,891) (7,572) General and Administrative Expenses (4,683) (4,216) Provision for Impairment — (48) Depreciation and Amortization (14,364) (10,931) Total Operating Expenses (27,938) (22,767) Gain on Disposition of Assets — 9,163 Other Gain — 9,163 Total Operating Income 7,873 14,523 Investment and Other Income (Loss) 575 (3,259) Interest Expense (6,136) (5,529) Income Before Income Tax Benefit 2,312 5,735 Income Tax Benefit (Expense) (51) 107 Net Income Attributable to the Company 2,261 5,842 Distributions to Preferred Stockholders (1,878) (1,187) Net Income Attributable to Common Stockholders $ 383 $ 4,655 Per Share Information: Basic Net Income Attributable to Common Stockholders $ 0.01 $ 0.21 Diluted Net Income Attributable to Common Stockholders $ 0.01 $ 0.20 Weighted Average Number of Common Shares Basic 31,552,973 22,551,241 Diluted 31,595,431 26,057,652 Dividends Declared and Paid - Preferred Stock $ 0.40 $ 0.40 Dividends Declared and Paid - Common Stock $ 0.38 $ 0.38

Page 15 CTO Realty Growth, Inc. Non-GAAP Financial Measures Same-Property NOI Reconciliation (Unaudited) (In thousands) Three Months Ended March 31, 2025 March 31, 2024 Net Income Attributable to the Company $ 2,261 $ 5,842 Gain on Disposition of Assets — (9,163) Provision for Impairment — 48 Depreciation and Amortization 14,364 10,931 Amortization of Intangibles to Lease Income 449 (474) Straight-Line Rent Adjustment 573 693 Accretion of Tenant Contribution 13 13 Interest Expense 6,136 5,529 General and Administrative Expenses 4,683 4,216 Investment and Other Loss (Income) (575) 3,259 Income Tax Expense (Benefit) 51 (107) Real Estate Operations Revenues — (1,048) Real Estate Operations Direct Cost of Revenues — 819 Management Fee Income (1,178) (1,105) Interest Income From Commercial Loans and Investments (2,961) (1,351) Other Non-Recurring Items (1) (110) (250) Less: Impact of Properties Not Owned for the Full Reporting Period (6,570) (1,125) Same-Property NOI $ 17,136 $ 16,727 (1) Includes non-recurring items including termination fees, forfeitures of tenant security deposits, and certain adjustments to estimates related to recently acquired property CAM reconciliations.

Page 16 CTO Realty Growth, Inc. Non-GAAP Financial Measures Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations Attributable to Common Stockholders (Unaudited) (In thousands, except per share data) Three Months Ended March 31, 2025 March 31, 2024 Net Income Attributable to the Company $ 2,261 $ 5,842 Add Back: Effect of Dilutive Interest Related to 2025 Notes (1) — 534 Net Income Attributable to the Company, If-Converted $ 2,261 $ 6,376 Depreciation and Amortization of Real Estate 14,346 10,915 Gain on Disposition of Assets — (9,163) Gain on Disposition of Other Assets — (231) Provision for Impairment — 48 Realized and Unrealized Loss on Investment Securities 165 4,039 Funds from Operations $ 16,772 $ 11,984 Distributions to Preferred Stockholders (1,878) (1,187) Funds From Operations Attributable to Common Stockholders $ 14,894 $ 10,797 Amortization of Intangibles to Lease Income (449) 474 Less: Effect of Dilutive Interest Related to 2025 Notes(1) — (534) Core Funds From Operations Attributable to Common Stockholders $ 14,445 $ 10,737 Adjustments: Straight-Line Rent Adjustment (573) (693) Other Depreciation and Amortization (1) (4) Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest 367 221 Non-Cash Compensation 1,283 1,387 Adjusted Funds From Operations Attributable to Common Stockholders $ 15,521 $ 11,648 FFO Attributable to Common Stockholders per Common Share - Diluted (1) $ 0.47 $ 0.41 Core FFO Attributable to Common Stockholders per Common Share - Diluted (1) $ 0.46 $ 0.48 AFFO Attributable to Common Stockholders per Common Share - Diluted (1) $ 0.49 $ 0.52 (1) For the three months ended March 31, 2025, interest related to the 2025 Convertible Senior Notes was excluded from net income attributable to the Company to derive FFO, as the impact to net income attributable to common stockholders would be anti-dilutive. For the three months ended March 31, 2024, interest related to the 2025 Convertible Senior Notes was added back to net income attributable to the Company to derive FFO, as the impact to net income attributable to common stockholders was dilutive. Further, the weighted average shares used to compute per share amounts for FFO Attributable to Common Stockholders per Common Share – Diluted, Core FFO Attributable to Common Stockholders per Common Share - Diluted, and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Convertible Senior Notes.

Page 17 CTO Realty Growth, Inc. Non-GAAP Financial Measures Reconciliation of Net Debt to Pro Forma Adjusted EBITDA (Unaudited) (In thousands) Three Months Ended March 31, 2025 Net Income Attributable to the Company $ 2,261 Depreciation and Amortization of Real Estate 14,346 Unrealized Loss on Investment Securities 165 Distributions to Preferred Stockholders (1,878) Amortization of Intangibles to Lease Income (449) Straight-Line Rent Adjustment (573) Other Depreciation and Amortization (1) Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest 367 Non-Cash Compensation 1,283 Other Non-Recurring Items (1) (110) Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt 5,770 Adjusted EBITDA $ 21,181 Annualized Adjusted EBITDA $ 84,724 Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (2) 4,869 Pro Forma Adjusted EBITDA $ 89,593 Total Long-Term Debt $ 602,216 Financing Costs, Net of Accumulated Amortization 1,612 Unamortized Convertible Debt Discount 6 Cash and Cash Equivalents (8,428) Net Debt $ 595,406 Net Debt to Pro Forma Adjusted EBITDA 6.6 x (1) Includes non-recurring items including termination fees, forfeitures of tenant security deposits, and certain adjustments to estimates related to recently acquired property CAM reconciliations. (2) Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investments and disposition activity during the three months ended March 31, 2025.

© CTO Realty Growth, Inc. | ctoreit.com Capitalization & Dividends As of 3/31/2025 Equity Capitalization Common Shares Outstanding 31,843 Common Share Price $19.31 Total Common Equity Market Capitalization $614,883 Series A Preferred Shares Outstanding 4,713 Series A Preferred Par Value Per Share $25.00 Series A Preferred Par Value $117,827 Total Equity Capitalization $732,710 Debt Capitalization Total Debt Outstanding $603,834 Total Capitalization $1,336,544 Cash & Cash Equivalents $8,428 Total Enterprise Value $1,328,116 Dividends Paid Common Preferred Q2 2024 $0.38 $0.40 Q3 2024 $0.38 $0.40 Q4 2024 $0.38 $0.40 Q1 2025 $0.38 $0.40 Trailing Twelve Months Q1 2025 $1.52 $1.59 Q1 2025 Core FFO Per Diluted Share $0.46 Q1 2025 AFFO Per Diluted Share $0.49 Q1 2025 Core FFO Payout Ratio 82.6% Q1 2025 AFFO Payout Ratio 77.6% Dividend Yield Q1 2025 $0.38 $0.40 Annualized Q1 2025 Dividend $1.52 $1.59 Price Per Share as of March 31, 2025 $19.31 $20.49 Implied Dividend Yield 7.9% 7.8% As of 3/31/2025 unless otherwise noted. $ and shares outstanding in thousands, except per share data. Any differences are a result of rounding. 18

© CTO Realty Growth, Inc. | ctoreit.com Debt Summary as of March 31, 2025 $ in thousands. Any differences are a result of rounding. 1. Repaid in April through a combination of shares and cash 2. Interest rate is calculated as 30-day SOFR + 10 bps + pricing tier based on leverage within the range of 1.25%-2.20% 3. Interest rate is calculated as 30-day SOFR + 10 bps + pricing tier based on leverage within the range of 1.20%-2.15% 4. See reconciliation as part of Non-GAAP Financial Measures in the Company’s First Quarter 2025 Earnings Release. Indebtedness Outstanding Face Value Weighted Average Rate Maturity Date Type 2025 Convertible Senior Notes1 $51,034 3.88% April 2025 Fixed 2026 Term Loan2 65,000 2.62% March 2026 Fixed Mortgage Note 17,800 4.06% August 2026 Fixed Revolving Credit Facility2 120,000 5.76% January 2027 Floating Revolving Credit Facility2 50,000 5.20% January 2027 Fixed 2027 Term Loan2 100,000 2.70% January 2027 Fixed 2028 Term Loan3 100,000 5.08% January 2028 Fixed 2029 Term Loan3 100,000 4.58% September 2029 Fixed Total / Weighted Average $603,834 4.35% Leverage Metrics Face Value of Debt $603,834 Cash & Cash Equivalents ($8,428) Net Debt $595,406 Total Enterprise Value $1,328,116 Net Debt to Total Enterprise Value 44.8% Net Debt to Pro Forma Adjusted EBITDA4 6.6x 19

© CTO Realty Growth, Inc. | ctoreit.com Debt Maturity Schedule Year Outstanding % of Debt Maturing Cumulative % of Debt Maturing Weighted Average Rate 2025 $51,034 8% 8% 3.88% 2026 82,800 14% 22% 2.93% 2027 270,000 45% 67% 4.52% 2028 100,000 17% 83% 5.08% 2029 100,000 17% 100% 4.58% Total $603,834 100% 4.35% $ in thousands. Any differences are a result of rounding. 20

© CTO Realty Growth, Inc. | ctoreit.com Year-to-Date Investment Activity Property Acquisitions Market Type Date Acquired Square Feet Price Occupancy At Acquisition Ashley Park – Newnan, GA Atlanta, GA Lifestyle March 2025 559,465 $79,750 92% Total Acquisitions 559,465 $79,750 $ in thousands. Any differences are a result of rounding. 21

© CTO Realty Growth, Inc. | ctoreit.com Real Estate Portfolio Capital Investments Investment in Previously Occupied Space Q1 2025 Q2 2025 Q3 2025 Q4 2025 2025 Capital Expenditures $1 $1 Tenant Improvement Allowances 156 156 Leasing Commissions 214 214 Total Investment in Previously Occupied Space $371 $371 New Investment in Acquired Vacancy Q1 2025 Q2 2025 Q3 2025 Q4 2025 2025 Capital Expenditures $10 $10 Tenant Improvement Allowances 389 389 Leasing Commissions 170 170 Total New Investment in Acquired Vacancy $569 $569 Other Capital Investments Q1 2025 Q2 2025 Q3 2025 Q4 2025 2025 Property Improvement Costs $160 $160 Investment in Property Repositioning 88 88 Total Other Capital Investments $248 $248 Total Capital Investments Q1 2025 Q2 2025 Q3 2025 Q4 2025 2025 Capital Expenditures and Other Capital Investments $259 $259 Tenant Improvement Allowances 545 545 Leasing Commissions 384 384 Total Capital Investments $1,188 $1,188 $ in thousands. Any differences are a result of rounding. 22

© CTO Realty Growth, Inc. | ctoreit.com Real Estate Portfolio Summary Total Portfolio as of March 31, 2025 Asset Type Number of Properties Square Feet Cash ABR PSF Occupancy Leased Occupancy Single Tenant 6 252 $21.56 100.0% 100.0% Multi-Tenant 18 4,994 $19.30 90.6% 93.5% Total Portfolio 24 5,246 $19.41 91.0% 93.8% Property Type Number of Properties Square Feet Cash ABR PSF Occupancy Leased Occupancy Retail 19 3,818 $18.78 93.2% 94.9% Office 1 210 $17.75 100.0% 100.0% Mixed Use 1 4 1,218 $21.65 82.8% 89.2% Total Portfolio 24 5,246 $19.41 91.0% 93.8% Property Type Number of Properties Square Feet Cash ABR PSF Occupancy Leased Occupancy Grocery-Anchored Retail 5 828 $24.52 95.4% 96.9% Retail Power Center 8 2,503 $16.70 92.4% 94.8% Lifestyle 4 1,635 $20.45 85.2% 89.6% Other 2 7 280 $22.36 100.0% 100.0% Total Portfolio 24 5,246 $19.41 91.0% 93.8% $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. 1. Includes The Collection at Forsyth, The Shops at Legacy, West Broad Village and the Winter Park Office, all of which include some combination of retail and office 2. Includes the six single tenant assets and the Winter Park Office 23

© CTO Realty Growth, Inc. | ctoreit.com Real Estate Portfolio Detail Property Type Year Acquired/ Developed Year Built Acreage Square Feet In-Place Occupancy Leased Occupancy Cash ABR PSF Atlanta, GA The Collection at Forsyth Lifestyle 2022 2006 69.5 560,665 86% 91% $20.36 Ashford Lane Lifestyle 2020 2005 43.7 277,123 94% 95% $31.34 Madison Yards Grocery-Anchored Retail 2022 2019 10.3 162,521 96% 98% $29.67 The Exchange at Gwinnett Grocery-Anchored Retail 2021/2023 2021/2023 16.4 97,366 100% 100% $37.50 Ashley Park Lifestyle 2025 2004 60.5 559,465 92% 92% $15.14 Total Atlanta, GA 200.3 1,657,140 91% 93% $22.35 Dallas, TX Plaza at Rockwall Retail Power Center 2023 2007 42.0 446,521 94% 99% $12.83 The Shops at Legacy Lifestyle 2021 2007 12.7 237,572 56% 75% $20.47 Total Dallas, TX 54.7 684,093 81% 91% $15.48 Richmond, VA West Broad Village Grocery-Anchored Retail 2022 2007 32.6 392,146 93% 95% $23.66 Jacksonville, FL The Strand at St. Johns Town Center Retail Power Center 2019 2017 52.0 211,197 100% 100% $26.56 Phoenix, AZ Crossroads Town Center Retail Power Center 2020 2005 31.1 221,658 100% 100% $20.60 Raleigh, NC Beaver Creek Crossings Retail Power Center 2021 2005 51.6 322,113 99% 99% $18.43 Any differences are a result of rounding. 24

© CTO Realty Growth, Inc. | ctoreit.com Real Estate Portfolio Detail Property Type Year Acquired/ Developed Year Built Acreage Square Feet In-Place Occupancy Leased Occupancy Cash ABR PSF Charlotte, NC Carolina Pavilion Retail Power Center 2024 1995 72.2 685,714 84% 89% $12.76 Albuquerque, NM Fidelity Single Tenant Office 2018 2009 25.3 210,067 100% 100% $17.75 Houston, TX Price Plaza Shopping Center Retail Power Center 2022 1999 23.2 200,576 100% 100% $16.84 Daytona Beach, FL Daytona Beach Restaurant Portfolio Single Tenant (5) 2018 / 2022 1915 - 2018 8.3 41,725 100% 100% $40.74 Tampa, FL Lake Brandon Village Grocery-Anchored Retail 2024 1998 8.2 102,022 100% 100% $13.87 Granada Plaza Grocery-Anchored Retail 2024 1985 6.9 74,178 95% 95% $15.44 Total Tampa, FL 15.1 176,200 98% 98% $14.53 Orlando, FL Winter Park Office Mixed-Use 2021 1982 2.3 27,948 100% 100% $29.58 Marketplace at Seminole Towne Center Retail Power Center 2024 2006 40.6 315,066 86% 87% $17.73 Millenia Crossing Retail Power Center 2024 2009 11.2 100,385 93% 93% $22.52 Total Orlando, FL 54.0 443,399 89% 89% $19.56 Total Portfolio 620.4 5,246,028 91% 94% $19.41 Any differences are a result of rounding. 25

© CTO Realty Growth, Inc. | ctoreit.com Retail Leasing Summary Renewals and Extensions Q1 2025 Q2 2025 Q3 2025 Q4 2025 2025 Leases 11 11 Square Feet 47 47 New Cash Rent PSF $26.05 $26.05 Tenant Improvements $26 $26 Leasing Commissions $23 $23 Weighted Average Term 4.9 years 4.9 years New Leases Q1 2025 Q2 2025 Q3 2025 Q4 2025 2025 Leases 7 7 Square Feet 66 66 New Cash Rent PSF $22.79 $22.79 Tenant Improvements $1,392 $1,392 Leasing Commissions $683 $683 Weighted Average Term 9.4 years 9.4 years All Leases Summary Q1 2025 Q2 2025 Q3 2025 Q4 2025 2025 Leases 18 18 Square Feet 113 113 New Cash Rent PSF $24.14 $24.14 Tenant Improvements $1,418 $1,418 Leasing Commissions $706 $706 Weighted Average Term 7.4 years 7.4 years $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings, or office leases. 26

Comparable Retail Leasing Summary

Renewals and Extensions - Comparable	Number of Leases Signed	GLA Signed	New Cash Rent PSF	Expiring Cash Rent PSF	% Increase Over Expiring Rent	Weighted Average Lease Term	Tenant Improvements	Lease Commissions
1st Quarter 2025	11	47	$26.05	$24.40	6.8%	4.9 years	$26	$23
2nd Quarter 2025								
3rd Quarter 2025								
4th Quarter 2025								
Total / Wtd. Avg.	**11**	**47**	**$26.05**	**$24.40**	**6.8%**	**4.9 years**	**$26**	**$23**

New Leases - Comparable	Number of Leases Signed	GLA Signed	New Cash Rent PSF	Expiring Cash Rent PSF	% Increase Over Expiring Rent	Weighted Average Lease Term	Tenant Improvements	Lease Commissions
1st Quarter 2025	6	63	$22.42	$12.32	82.0%	9.4 years	$1,328	$639
2nd Quarter 2025								
3rd Quarter 2025								
4th Quarter 2025								
Total / Wtd. Avg.	**6**	**63**	**$22.42**	**$12.32**	**82.0%**	**9.4 years**	**$1,328**	**$639**

All Comparable Leases Summary	Number of Leases Signed	GLA Signed	New Cash Rent PSF	Expiring Cash Rent PSF	% Increase Over Expiring Rent	Weighted Average Lease Term	Tenant Improvements	Lease Commissions
1st Quarter 2025	17	109	$23.97	$17.47	37.2%	7.3 years	$1,354	$662
2nd Quarter 2025								
3rd Quarter 2025								
4th Quarter 2025								
Total / Wtd. Avg.	**17**	**109**	**$23.97**	**$17.47**	**37.2%**	**7.3 years**	**$1,354**	**$662**

$ and square feet in thousands, except per square foot data. Any differences are a result of rounding.
Comparable leases compare leases signed on a space for which there was previously a tenant. Does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings, or office leases.

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© CTO Realty Growth, Inc. | ctoreit.com Same-Property NOI Multi-Tenant Q1 2025 Q2 2025 Q3 2025 Q4 2025 2025 Number of Comparable Properties 12 12 Same-Property NOI – 2025 $15,965 $15,965 Same-Property NOI – 2024 $15,579 $15,579 $ Variance $386 $386 % Variance 2.5% 2.5% Single-Tenant Q1 2025 Q2 2025 Q3 2025 Q4 2025 2025 Number of Comparable Properties 12 12 Same-Property NOI – 2025 $15,965 $15,965 Same-Property NOI – 2024 $15,579 $15,579 $ Variance $386 $386 % Variance 2.5% 2.5% All Properties Q1 2025 Q2 2025 Q3 2025 Q4 2025 2025 Number of Comparable Properties 18 18 Same-Property NOI – 2025 $17,136 $17,136 Same-Property NOI – 2024 $16,727 $16,727 $ Variance $409 $409 % Variance 2.4% 2.4% $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. 28

© CTO Realty Growth, Inc. | ctoreit.com Lease Expiration Schedule Anchor Tenants 1 Year Leases Expiring Expiring SF % of Total Cash ABR % of Total Cash ABR PSF 2025 7 105 2.2% 2,195 2.2% $20.93 2026 11 353 7.4% 6,024 5.9% $17.05 2027 13 466 9.8% 5,226 5.1% $11.20 2028 19 868 18.2% 14,494 14.2% $16.70 2029 9 353 7.4% 3,967 3.9% $11.23 2030 6 171 3.6% 2,333 2.3% $13.63 2031 8 231 4.8% 4,115 4.0% $17.80 2032 5 91 1.9% 1,423 1.4% $15.72 2033 5 100 2.1% 1,807 1.8% $17.99 Thereafter 14 434 9.1% 8,279 8.1% $19.09 Total 97 3,173 66.4% $49,865 49.0% $15.72 Small Shop Tenants Year Leases Expiring Expiring SF % of Total Cash ABR % of Total Cash ABR PSF 2025 29 92 1.9% 3,140 3.1% $33.95 2026 63 229 4.8% 6,454 6.3% $28.19 2027 69 213 4.5% 6,129 6.0% $28.77 2028 62 221 4.6% 7,391 7.3% $33.38 2029 59 192 4.0% 6,255 6.1% $32.57 2030 53 184 3.9% 5,757 5.7% $31.27 2031 39 109 2.3% 3,761 3.7% $34.42 2032 30 97 2.0% 3,322 3.3% $34.19 2033 29 99 2.1% 3,618 3.6% $36.54 Thereafter 43 165 3.5% 6,118 6.0% $37.10 Total 476 1,602 33.6% $51,945 51.0% $32.42 $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. 1. Anchor Tenant defined as over 10,000 NRA. 29

© CTO Realty Growth, Inc. | ctoreit.com Lease Expiration Schedule Total Year Leases Expiring Expiring SF % of Total Cash ABR % of Total Cash ABR PSF 2025 36 197 4.1% 5,335 5.2% $27.03 2026 74 582 12.2% 12,479 12.3% $21.43 2027 82 679 14.2% 11,355 11.2% $16.71 2028 81 1,089 22.8% 21,885 21.5% $20.09 2029 68 545 11.4% 10,221 10.0% $18.75 2030 59 355 7.4% 8,090 7.9% $22.77 2031 47 340 7.1% 7,877 7.7% $23.13 2032 35 188 3.9% 4,745 4.7% $25.28 2033 34 199 4.2% 5,425 5.3% $27.20 Thereafter 57 599 12.5% 14,397 14.1% $24.05 Total 573 4,775 100.0% $101,809 100.0% $21.32 $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. 30

Top Tenant Summary

Tenant/Concept	Credit Rating[1]	Leases[2]	Leased Square Feet[2]	% of Total	Cash ABR	% of Total
Fidelity	A+	2	218	4.2%	$4,253	4.2%
AMC	CCC+	3	174	3.3%	4,008	3.9%
Best Buy	BBB+	4	142	2.7%	2,229	2.2%
Ross/dd's Discount	BBB+	6	164	3.1%	2,115	2.1%
Dick's Sporting Goods	BBB	3	140	2.7%	1,806	1.8%
TJ Maxx/HomeGoods/Marshalls	A	5	153	2.9%	1,777	1.7%
Southern University	NR	1	60	1.1%	1,664	1.6%
Publix	NR	2	99	1.9%	1,659	1.6%
Whole Foods Market	AA-	1	60	1.1%	1,633	1.6%
Academy Sports & Outdoors	BB+	2	129	2.5%	1,495	1.5%
Regal Cinemas	NR	1	51	1.0%	1,210	1.2%
Nordstrom Rack	BB	2	78	1.5%	1,203	1.2%
Darden Restaurants	BBB	3	25	0.5%	1,195	1.2%
DSW Shoe Warehouse	NR	4	69	1.3%	1,164	1.1%
Onelife Fitness	NR	1	45	0.9%	1,120	1.1%
Harkins Theatres	NR	1	56	1.1%	1,073	1.1%
Floor & Décor	BB	1	75	1.4%	1,047	1.0%
PetSmart	B+	3	63	1.2%	1,002	1.0%
Barnes & Noble	NR	3	75	1.4%	936	0.9%
Ulta Beauty	NR	4	41	0.8%	874	0.9%
Other		521	2,859	54.5%	68,345	67.1%
Total Occupied		**573**	**4,775**	**91.0%**	**$101,809**	**100.0%**
Vacant		-	471	9.0%		
Total		**573**	**5,246**	**100.0%**		

$ and square feet in thousands. Any differences are a result of rounding.

1. Credit Rating is the available rating from S&P Global Ratings and/or Moody's Investors Service, as of March 31, 2025. "NR" indicates the company is not rated.
2. Excludes leases not yet commenced.

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Geographic Diversification

Markets	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2024 Average Household Income	5-Mile 2024 Total Population	2024-2029 Projected Population Annual Growth
Atlanta, GA	5	1,657	32%	$37,042	36%	$153,914	188,782	1.06%
Dallas, TX	2	684	13%	10,590	10%	159,510	204,383	1.27%
Richmond, VA	1	392	7%	9,277	9%	148,730	176,752	0.26%
Charlotte, NC	1	686	13%	8,747	9%	139,148	202,919	0.83%
Orlando, FL	3	443	8%	8,673	9%	113,028	178,871	0.80%
Raleigh, NC	1	322	6%	5,937	6%	186,523	136,419	1.22%
Jacksonville, FL	1	211	4%	5,610	5%	100,165	203,212	0.58%
Phoenix, AZ	1	222	4%	4,567	4%	152,857	320,215	0.64%
Albuquerque, NM	1	210	4%	3,729	4%	71,658	50,175	6.09%
Houston, TX	1	201	4%	3,377	3%	120,888	282,214	0.89%
Tampa, FL	2	176	3%	2,561	3%	99,521	231,575	0.43%
Daytona Beach, FL	5	42	1%	1,700	2%	69,356	112,299	0.43%
Total	**24**	**5,246**	**100%**	**$101,809**	**100%**	**$141,277**	**191,138**	**1.08%**

States	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2024 Average Household Income	5-Mile 2024 Total Population	2024-2029 Projected Population Annual Growth
Georgia	5	1,657	32%	$37,042	36%	$153,914	188,782	1.06%
Florida	11	873	17%	18,543	18%	103,268	187,410	0.65%
North Carolina	2	1,008	19%	14,684	14%	150,171	223,202	1.18%
Texas	3	885	17%	13,968	14%	158,303	176,031	0.99%
Virginia	1	392	7%	9,277	9%	148,730	176,752	0.26%
Arizona	1	222	4%	4,567	4%	152,857	320,215	0.64%
New Mexico	1	210	4%	3,729	4%	71,658	50,175	6.09%
Total	**24**	**5,246**	**100%**	**$101,809**	**100%**	**$141,277**	**191,138**	**1.08%**

$ and square feet in thousands, except for average household income demographic information. Any differences are a result of rounding.
Demographic information sourced from Esri. Market, state and portfolio averages weighted by the Annualized Cash Base Rent of each property.

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© CTO Realty Growth, Inc. | ctoreit.com Other Assets Investment Securities Shares & Operating Partnership Units Owned Value Per Share March 31, 2025 Estimated Value Annualized Dividend Per Share In-Place Annualized Dividend Income Alpine Income Property Trust 2,362 $16.72 $39,501 $1.14 $2,693 Structured Investments Type Origination Date Maturity Date Original Loan Amount Amount Outstanding Interest Rate Rivana, Herndon, VA Mortgage Note September 2024 September 2026 $42,000 $42,000 11.00% Watters Creek at Montgomery Farm Preferred Investment April 2022 April 2026 30,000 30,000 9.00% Founders Square First Mortgage March 2023 March 2026 15,000 15,000 8.75% Series A Preferred Investment Preferred Investment July 2024 NA1 10,000 10,000 14.00% Whole Foods First Mortgage November 2024 May 2027 40,200 5,631 12.15% Hypoluxo First Mortgage March 2024 June 2025 5,638 4,000 11.00% Other Promissory Note June 2023 May 2033 400 400 7.00% Total Structured Investments $143,238 $107,031 10.45% $ in thousands, except for per share data any differences are a result of rounding. 1. The Series A Preferred Investment is not redeemable prior to July 11, 2029, except upon the occurrence of certain specified events 33

© CTO Realty Growth, Inc. | ctoreit.com 2025 Guidance Low High Core FFO Per Diluted Share1 $1.80 − $1.86 AFFO Per Diluted Share1 $1.93 − $1.98 The Company’s estimated Core FFO per diluted share and AFFO per diluted share for 2025 is as follows: The Company’s 2025 guidance includes but is not limited to the following assumptions: Low High Same-Property NOI Growth2 ~1.0% General and Administrative Expenses $17.5 Million − $18.0 Million Investments $100 Million − $200 Million Target Initial Investment Cash Yield 8.00% − 8.50% $ and shares outstanding in millions, except per share data. 1. See reconciliation of our 2025 Core FFO and AFFO guidance to Net Income Attributable to the Company, per diluted share, in our Earnings Release, as filed herein on page 9. 2. Includes the effects of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults. Before potential impact from income producing acquisitions and dispositions. 34

© CTO Realty Growth, Inc. | ctoreit.com Contact Information & Research Coverage Contact Information Corporate Office Locations Investor Relations Transfer Agent New York Stock Exchange 369 N. New York Ave., Suite 201 Winter Park, FL 32789 1140 N. Williamson Blvd., Suite 140 Daytona Beach, FL 32114 ir@ctoreit.com Computershare Trust Company, N.A. (800) 368-5948 www.computershare.com Ticker Symbol: CTO Series A Preferred Ticker Symbol: CTO-PA www.ctoreit.com Research Analyst Coverage Institution Coverage Analyst Email Phone Alliance Global Partners Gaurav Mehta gmehta@allianceg.com (212) 624-2317 B. Riley John Massocca jmassocca@brileyfin.com (646) 885-5424 BTIG Michael Gorman mgorman@btig.com (212) 738-6138 Janney Rob Stevenson robstevenson@janney.com (646) 840-3217 Jones Research Jason Weaver jweaver@jonestrading.com (646) 454-2710 Lucid Capital Markets Craig Kucera ckucera@lucidcm.com (917) 890-4412 Raymond James RJ Milligan rjmilligan@raymondjames.com (727) 567-2585 35

© CTO Realty Growth, Inc. | ctoreit.com Safe Harbor Certain statements contained in this presentation (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. The Company undertakes no obligation to update the information contained in this presentation to reflect subsequently occurring events or circumstances. 36

© CTO Realty Growth, Inc. | ctoreit.com Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma Adjusted EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities. 37

© CTO Realty Growth, Inc. | ctoreit.com Non-GAAP Financial Measures (Continued) To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies. 38

© CTO Realty Growth, Inc. | ctoreit.com Definitions & Terms References and terms used in this presentation that are in addition to terms defined in the Non-GAAP Financial Measures include: ▪ This presentation was published on May 1, 2025. ▪ All information is as of March 31, 2025, unless otherwise noted. ▪ Any calculation differences are assumed to be a result of rounding. ▪ “2025 Guidance” in this presentation is based on the 2025 Guidance provided in the Company’s First Quarter 2025 Operating Results press release filed on May 1, 2025. ▪ “Alpine” or “PINE” refers to Alpine Income Property Trust, a publicly traded net lease REIT traded on the New York Stock Exchange under the ticker symbol PINE. ▪ “Annualized Base Rent”, “ABR” or “Rent” and the statistics based on ABR are calculated based on our current portfolio and represent straight-line rent calculated in accordance with GAAP. ▪ “Annualized Cash Base Rent”, “Cash ABR” and the statistics based on Cash ABR are calculated based on our current portfolio and represent the annualized cash base rent calculated in accordance with GAAP due from the tenants at a specific point in time. ▪ “Credit Rated” is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners (NAIC) (together, the “Major Rating Agencies”). The Company defines an Investment Grade Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher. If applicable, in the event of a split rating between S&P Global Ratings and Moody’s Investors Services, the Company utilizes the higher of the two ratings as its reference point as to whether a tenant is defined as an Investment Grade Rated Tenant. ▪ “Dividend” or “Dividends”, subject to the required dividends to maintain our qualification as a REIT, are set by the Board of Directors and declared on a quarterly basis and there can be no assurances as to the likelihood or number of dividends in the future. ▪ “Investment in Alpine Income Property Trust” or “Alpine Investment” or “PINE Ownership” is calculated based on the 2,362,475 common shares and partnership units CTO owns in PINE and is based on PINE’s closing stock price as of the referenced period on the respective slide. ▪ “Leased Occupancy” refers to space that is currently leased but for which rent payments have not yet commenced. ▪ “MSA” or “Metropolitan Statistical Area” is a region that consists of a city and surrounding communities that are linked by social and economic factors, as established by the U.S. Office of Management and Budget. The names of the MSA have been shortened for ease of reference. ▪ “Net Debt” is calculated as our total long-term debt as presented on the face of our balance sheet; plus financing costs, net of accumulated amortization and unamortized convertible debt discount; less cash, restricted cash and cash equivalents. ▪ “Net Operating Income” or “NOI” is revenues from all income properties less operating expense, maintenance expense, real estate taxes and rent expense. ▪ “Total Enterprise Value” is calculated as the Company’s Total Common Shares Outstanding multiplied by the common stock price; plus the par value of the Series A perpetual preferred equity outstanding and Net Debt. 39